Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-222853) of our report dated October 16, 2018 with respect to the audited financial statements of Key Outdoor, Inc. for the year ended December 31, 2017 appearing in this Current Report on Form 8-K/A of Boston Omaha Corporation dated October 16, 2018.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

October 16, 2018